As filed with the Securities and Exchange Commission on August 11, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Computer Task Group, Incorporated

(Exact name of registrant as specified in its charter)

New York	16-0912632
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

800 Delaware Avenue,

Buffalo, New York 14209

(Address of Principal Executive Offices, Including Zip Code)

Computer Task Group, Incorporated 2010 Equity Award Plan

(Full Title of the Plan)

Peter P. Radetich, Esq.

Computer Task Group, Incorporated

Buffalo, New York 14209

(716) 882-8000

(Name, address and telephone number of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

Calculation of Registration Fee

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $.01	1,850,000	$5.37	$9,934,500	$1,151.41

(1)	This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Computer Task Group, Incorporated 2010 Equity Award Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration, which results in an increase in the number of outstanding shares of the Registrant’s Common Stock.
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and based upon the average of the reported high and low prices for the shares on NASDAQ composite reporting system on August 9, 2017.

REGISTRATION OF ADDITIONAL SECURITIES

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 1,850,000 shares issuable pursuant to the Computer Task Group, Incorporated 2010 Equity Award Plan, as amended. The contents of the Registrant’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission (“SEC”) on August 7, 2015 (File No. 333-206219), August 7, 2014 (File No. 333-197925) and June 11, 2010 (File No. 333-167462) (the “Preceding Registrations”) are incorporated in this Registration Statement by reference. Pursuant to General Instruction E to Form S-8, in addition to incorporating the contents of the Preceding Registrations, including periodic reports that the Registrant filed after the Preceding Registrations for purposes of maintaining current information about the Registrant, this Registration Statement includes required opinions and consents, the signature page, and any information required in this Registration Statement that is not in the Preceding Registrations.

Part II

Information Required in the Registration Statement

ITEM 5.	Interests of Named Experts and Counsel

Certain legal matters with respect to the Common Stock being offered hereby have been passed upon by Peter P. Radetich, Senior Vice President, Secretary and General Counsel to the Registrant. As of August 8, 2017, Mr. Radetich beneficially owned Common Stock of the Registrant in an amount equal to less than one percent of the issued and outstanding shares.

ITEM 8.	Exhibits

4.	(a) Restated Certificate of Incorporation of the Registrant, incorporated by reference to exhibit 3(a) to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2007, filed with the SEC on March 10, 2008.

(b) Restated By-laws of the Registrant, incorporated by reference filed as an exhibit to the Registrant’s Form 8-K filed with the SEC on September 19, 2016.

(c) Specimen Stock Certificate, incorporated by reference to exhibit 4(a) to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2006, filed with the SEC on March 7, 2007.

(d) Computer Task Group, Incorporated 2010 Equity Award Plan (amended and restated as of May 3, 2017), incorporated by reference to Appendix A to the Registrant’s revised definitive proxy statement, dated March 31, 2017, for its annual meeting of shareholders held on May 3, 2017, as filed with the SEC on April 10, 2017.

5.	Opinion of Peter P. Radetich, Senior Vice President, Secretary and General Counsel for Registrant as to the legality of securities being registered – filed herewith.

23.	(a) Consent of Peter P. Radetich, Senior Vice President, Secretary and General Counsel – contained in Exhibit 5, filed herewith.

(b) Consent of KPMG LLP – filed herewith.

24.	Power of Attorney – Included in the signature page for this Registration Statement.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Buffalo, State of New York, on August 8, 2017.

COMPUTER TASK GROUP, INCORPORATED

BY:	/s/ Arthur W. Crumlish
Arthur W. Crumlish
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints PETER P. RADETICH and JOHN M. LAUBACKER, and each of them severally, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or each of them or their or his or her substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

(a) Principal Executive Officer

/s/ Arthur W. Crumlish Arthur W. Crumlish	Officer and Director Chief Executive	August 8, 2017

(b) Principal Financial and Accounting Officer

/s/ John M. Laubacker John M. Laubacker	Senior Vice President and Chief Financial Officer	August 8, 2017

(c) Directors

/s/ Arthur W. Crumlish Arthur W. Crumlish		August 8, 2017

/s/ James R. Helvey III James R. Helvey III		August 8, 2017

/s/ David H. Klein David H. Klein		August 8, 2017

/s/ Valerie Rahmani Valerie Rahmani		August 8, 2017

/s/ Daniel J. Sullivan Daniel J. Sullivan		August 8, 2017

/s/ Owen J. Sullivan Owen J. Sullivan		August 8, 2017

EXHIBIT INDEX

Exhibit No.	Description	Reference

4 (a)	Restated Certificate of Incorporation of the Registrant	(1)

4 (b)	Restated By-laws of the Registrant	(2)

4 (c)	Specimen Common Stock Certificate	(3)

4 (d)	Computer Task Group, Incorporated 2010 Equity Award Plan (amended and restated as of May 3, 2017)	(4)

5	Opinion of Peter P. Radetich, Senior Vice President, Secretary and General Counsel to Registrant as to legality of securities being registered

23 (a)	Consent of Peter P. Radetich, Senior Vice President, Secretary and General Counsel (included in Exhibit No. 5)

23 (b)	Consent of KPMG LLP

(1)	Filed as exhibit 3(a) to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2007, filed with the SEC on March 10, 2008, and incorporated herein by reference.
(2)	Filed as exhibit 3.1 on Form 8-K filed with the SEC on September 19, 2016, and incorporated herein by reference.
(3)	Filed as exhibit 4(a) to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2006, filed with the SEC on March 7, 2007, and incorporated herein by reference.
(4)	Filed as Appendix A to the Registrant’s revised definitive Proxy Statement dated March 31, 2017 in connection with the Registrant’s annual meeting of shareholders held on May 3, 2017, filed with the SEC on April 10, 2017, and incorporated herein by reference.